UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2021

DMY TECHNOLOGY GROUP, INC. II

(Exact name of registrant as specified in its charter)

Delaware	001-39444	84-1502857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 781-4313

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	DMYD.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	DMYD	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DMYD WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On April 20, 2021 (the “Closing Date”), dMY Technology Group, Inc. II, a Delaware corporation (“dMY” or the “Company”), consummated its previously announced business combination (the “Business Combination”) pursuant to the terms of the business combination agreement (the “Business Combination Agreement”), dated as of October 27, 2020, with Maven Topco Limited, a company incorporated under the laws of Guernsey (“TopCo”), Maven Midco Limited, a private limited company incorporated under the laws of England and Wales (“MidCo”), Genius Sports Limited, a company incorporated under the laws of Guernsey (“Genius”), Genius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Genius (“Merger Sub” and, together with TopCo, MidCo and Genius, the “Target Companies”), and dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”).

Item 1.01	Entry into a Material Definitive Agreement.

Investor Rights Agreement

On the Closing Date, dMY entered into an investor rights agreement (as amended, supplemented or restated from time to time, the “Investor Rights Agreement”) with the Sponsor, Darla Anderson, Francesca Luthi, Charles E. Wert (together with the Sponsor, Ms. Anderson and Ms. Luthi, the “Founders”), Maven TopHoldings SARL (“Maven”), certain shareholders who are officers and employees of the Target Companies (“Management”), certain other existing shareholders of TopCo (the “Co-Investors” and, together with Maven and Management, the “Sellers”) and Genius, pursuant to which, among other things, (i) dMY and the Founders agreed to terminate the Registration Rights Agreement, dated as of August 13, 2020, entered into in connection with dMY’s initial public offering; (ii) Genius provided certain registration rights for its Genius ordinary shares, par value $0.0001 per share (“Genius ordinary shares”) and warrants held by the parties to the Investor Rights Agreement; (iii) the parties agreed that the board of directors of Genius will be comprised of two directors designated by the Sponsor, six directors designated by the Sellers and the Chief Executive Officer of Genius; and (iv) Management, the Founders, Maven and the Co-Investors will agree not to transfer, sell, assign or otherwise dispose of the Genius ordinary shares held by such person as of the Closing Date for 12 months following the Closing (with respect to Management and the Founders) and 6 months following the Closing (with respect to Maven and the Co-Investors), in each case, subject to certain exceptions and as more fully described in the Investor Rights Agreement.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant

The disclosure set forth in the “Explanatory Note” above is incorporated by reference into this Item 5.01.

Pursuant to the Business Combination Agreement, immediately prior to the closing of the Business Combination, dMY’s issued and outstanding shares of Class B common stock, par value $0.0001 per share (the “Class B Shares”), automatically converted on a one-for-one basis into shares of dMY’s Class A common stock, par value $0.0001 per share (the “Class A Shares,” and, together with the Class B Shares, the “common stock”); and (ii) on the Closing Date, Merger Sub merged with and into dMY, with dMY continuing as the surviving company, as a result of which (A) dMY became a wholly-owned subsidiary of Genius; (B) each issued and outstanding unit of dMY, consisting of one Class A Share and one-third of one warrant (the “dMY warrants”), automatically detached; (C) in consideration for the acquisition of all of the issued and outstanding Class A Shares (as a result of the Business Combination), Genius issued one Genius ordinary share for each Class A Share acquired by virtue of the Business Combination; (D) each issued and outstanding dMY warrant to purchase a Class A Share was assumed by Genius and became exercisable for one Genius ordinary share; and (E) Genius changed its names to “Genius Sports Limited.”

At the effective time of the Business Combination, (i) the Sellers held 111,013,653 Genius ordinary shares; (ii) the Founders held 6,900,000 Genius ordinary shares and (iii) the former public stockholders of dMY held 27,598,704 Genius ordinary shares.

Genius intends to report as a foreign private issuer, and intends to disclose all of the required Form 10 information on Form 20-F, to be filed with the Securities & Exchange Commission.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of a “Business Combination” as required by the amended and restated certificate of incorporation of the Company, as in effect immediately prior to the Closing Date, the Company ceased to be a shell company upon the Closing Date. A description of the Business Combination and the terms of the Business Combination Agreement are included in the Proxy Statement (as defined below) in the section titled “Summary of the Material Terms of the Business Combination” which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Investor Rights Agreement, dated as of April 20, 2021, by and among dMY, the Founders and the Sellers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

dMY TECHNOLOGY GROUP, INC. II

	By:	/s/ Niccolo de Masi
Dated: April 26, 2021		Name: Niccolo de Masi
Title: Chief Executive Officer